Exhibit 99.1

                          AMS Appoints Jack Dollard as
              Executive Vice President and Chief Operating Officer


    SAN DIEGO--(BUSINESS WIRE)--Sept. 15, 2005--Advanced Marketing Services, Inc. (AMS) (Pink Sheets:MKTS), a leading provider of customized supply chain and inventory management services to book retailers and publishers, today announced the appointment of Jack Dollard as AMS' executive vice president and chief operating officer.
    Dollard headed JND Consulting, a San Diego area independent consulting firm focused on aiding companies in their process improvements, mergers and acquisitions activity, cost containment and supply chains, and time and motion plant activity programs, from 2001 until joining AMS. From 2000 until 2001, Dollard was senior vice president for worldwide operations of Gateway, Inc., in San Diego. From 1997 until 2000, Dollard was president of Qualcomm electronics and senior vice president for worldwide operations of Qualcomm, Inc., in San Diego.
    At AMS, Dollard will be responsible for a broad range of activities in the company's distribution centers, logistics, publishing, process improvement and corporate operations areas. He will share joint accountability for business development with Adam Zoldan, AMS' executive vice president and chief marketing officer.
    "I am pleased Jack is joining AMS' executive team as chief operating officer," said Bruce C. Myers, AMS' president and chief executive officer. "In his work with Fortune 200 companies Jack achieved a successful track record in managing profit centers and implementing initiatives for streamlining supply chain operations. AMS and our trade partners, particularly the wholesale clubs and major publishers, will benefit greatly from his expertise with high-volume global businesses."
    Mr. Myers continued: "The addition of Jack rounds out our new executive team. Jack, Adam, and the rest of the team will begin to develop and implement a new, long-term strategic growth plan designed to leverage our supply chain and inventory management expertise. We look forward to the future and are very grateful for the continued support of our employees, publishers and customers."
    Dollard, who is 51, holds a bachelor's degree in business from Loras College of Dubuque, Iowa and an MBA from Central Michigan University.

    About AMS

    Headquartered in San Diego, Calif., AMS is a leading provider of customized supply chain and inventory management services to the book industry. The company has operations in the U.S., Mexico, the United Kingdom and Australia and employs approximately 1,400 people worldwide. AMS provides a full range of value-added services that provide its retail customers with book buying advice and expert supply chain management, including advertising and promotional support, to ensure the success of their book programs. The company's proprietary Vendor Managed Inventory (VMI) software is a unique tool that allows its book specialists to manage efficiently and effectively the book distribution supply chain for the benefit of its membership warehouse club customers. Publishers Group Worldwide (PGW), an alliance of the global book distribution operations of AMS, provides independent publishers with the exclusive full service English language sales and distribution services.
    Recent public announcements about AMS are available on both the company's web site, www.advmkt.com, and on Business Wire, www.businesswire.com.

    Forward-looking statements in this public announcement are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements that involve risks and uncertainties including, without limitation, the statement that the Company will develop and implement a new, long-term strategic growth plan designed to leverage its supply chain and inventory management expertise.
    Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the results of the independent audit of the company's financial statements, the ongoing internal review, and other factors discussed from time to time in reports filed by the company with the Securities and Exchange Commission. The company does not assume any duty to update forward-looking statements. Such statements are based on information available as of the date hereof, and are made only as of the date of this public announcement.



    CONTACT: Advanced Marketing Services, Inc.
             Michael D. Molina, 858-450-3522
             michael.molina@advmkt.com